UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K/A
(Amendment No. 1)
___________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2024

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Sound Financial Bancorp, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 31, 2024 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2024 Annual Meeting of Stockholders held on May 29, 2024 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other changes have been made to the Original Form 8-K.
ITEM 5.07    Submission of Matters to a Vote of Security Holders.
Consistent with the recommendation of the Company’s Board of Directors (the "Board"), a majority of the votes at the Annual Meeting were cast in favor of conducting future advisory votes on executive compensation on an annual basis. In light of these results, the Board has determined to hold an annual stockholder advisory vote on executive compensation until the the next required advisory vote on the frequency of stockholder votes on executive compensation or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its stockholders. The next advisory vote on the frequency of stockholder votes on executive compensation is required to occur no later than the Company’s annual meeting of stockholders in 2030.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: September 6, 2024	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO